Exhibit 99

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

ITASCA, IL, February 1, 2011 – Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2010. A printer-friendly format and supplemental quarterly data is available at www.ajg.com.

Quarter Ended December 31

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	4th Q 10	4th Q 09	Chg	4th Q 10	4th Q 09	Chg	4th Q 10	4th Q 09	Chg
	$ in millions			$ in millions
Continuing Operations

Brokerage, as adjusted	$337.3	$320.3	5%	$68.7	$58.9	17%	$0.27	$0.23	17%
Gains on book sales	0.6	0.5		0.6	0.5		—	—
Workforce & lease termination	—	—		(1.5)	(4.9)		(0.01)	(0.03)
Litigation settlement	—	—		—	(1.6)		—	(0.01)
Adjust earnout payables	—	—		—	—		0.01	—
Effective income tax rate impact	—	—		—	—		0.01	0.02

Brokerage, as reported	337.9	320.8		67.8	52.9		0.28	0.21

Risk Management, as adjusted	128.8	114.2	13%	19.6	16.6	18%	0.09	0.08	13%
GAB Robins integration costs	—	—		(3.5)	—		(0.02)	—
Workforce & lease termination	—	—		(0.2)	(6.9)		—	(0.04)
Effective income tax rate impact	—	—		—	—		—	0.01

Risk Management, as reported	128.8	114.2		15.9	9.7		0.07	0.05

Total Brokerage & Risk Management	466.7	435.0		83.7	62.6		0.35	0.26
Corporate	(7.6)	0.1		(24.8)	(0.9)		0.08	(0.07)

Total Continuing Operations	$459.1	$435.1		$58.9	$61.7		0.43	0.19

Discontinued Operations							0.08	(0.03)

Total Company							$0.51	$0.16

Year Ended December 31

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	Year 10	Year 09	Chg	Year 10	Year 09	Chg	Year 10	Year 09	Chg
	$ in millions			$ in millions
Continuing Operations

Brokerage, as adjusted	$1,320.0	$1,266.0	4%	$289.7	$278.4	4%	$1.19	$1.22	-2%
Gains on book sales	5.9	11.6		5.9	11.6		0.03	0.07
Net supplemental commission timing (note 8)	14.7	(1.4)		14.7	(1.4)		0.08	(0.01)
Workforce & lease termination	—	—		(6.9)	(6.9)		(0.04)	(0.04)
Litigation settlement	—	—		(3.5)	(2.2)		(0.02)	(0.01)
Adjust earnout payables	—	—		—	—		0.05	—

Brokerage, as reported	1,340.6	1,276.2		299.9	279.5		1.29	1.23

Risk Management, as adjusted	462.1	453.2	2%	72.0	68.8	5%	0.34	0.35	-3%
GAB Robins integration costs	—	—		(3.6)	—		(0.02)	—
Litigation settlement	—	—		(2.8)	—		(0.02)	—
Workforce & lease termination	—	—		(0.6)	(7.8)		—	(0.05)

Risk Management, as reported	462.1	453.2		65.0	61.0		0.30	0.30

Total Brokerage & Risk Management	1,802.7	1,729.4		364.9	340.5		1.59	1.53
Corporate	61.5	(0.1)		(36.8)	(11.2)		(0.03)	(0.21)

Total Continuing Operations	$1,864.2	$1,729.3		$328.1	$329.3		1.56	1.32

Discontinued Operations							0.10	(0.04)

Total Company							$1.66	$1.28

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“We ended 2010 with strong momentum and believe we are well positioned for 2011,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “Fourth quarter adjusted EBITDAC was up nearly 17% in our Brokerage Segment and up over 18% in our Risk Management Segment. For the year, we continued to grow and hold our margins during a period that was marked by soft rates and poor economic conditions. Despite these headwinds, the Gallagher team accomplished a lot.

•	We closed another 18 acquisitions in our Brokerage Segment for total annualized revenues acquired of $95.1 million, of which $38.4 million closed near the end of 2010 giving us a good start in 2011;

•	In August, we renewed our line of credit for $500.0 million with a 2014 maturity;

•	In October, we closed a meaningful acquisition in our Risk Management Segment with annualized revenues of $50.0 million. The integration is moving along as planned;

•	Throughout 2010, we maintained hard fought gains from 2009 by controlling our workforce and operating expenses, yet still continued to invest into building better systems and processes;

•	For the third year in a row, in November, Gallagher Bassett received Business Insurance’s Readers Choice award as the best P&C Third Party Claims Administrator;

•	Also in November, Gallagher Benefit Services received Business Insurance’s Readers Choice award as the best Employee Benefits broker and our P&C brokerage received honorable mention;

•

Business Insurance magazine recognized Gallagher Bassett as the world’s largest P&C Third Party Claims Administrator for the fifth straight year and recognized Risk Placement Services as the largest MGA Manager for the third straight year;

•	In the fourth quarter, we substantially completed the final wind-down of our legacy investment portfolio;

•	We successfully operated our clean-coal plants with expected reductions in emissions and earned $7.5 million for the year; and

•	Last week we announced a $0.33 per share quarterly cash dividend for first quarter 2011, a 3% increase over the prior quarter.

“The Gallagher team is energized, focused on growth in 2011 and continuing to deliver excellent service to our clients and solid returns for our shareholders.”

Brokerage Segment Fourth Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2010 organic revenues with the same periods in 2009 (in millions):

	4th Q 10	4th Q 09	Year 10	Year 09
Commissions and Fees
Commissions as reported	$244.2	$228.2	$957.3	$912.9
Fees as reported	76.7	77.6	274.9	282.1
Less commissions and fees from acquisitions	(15.7)	—	(57.9)	—
Levelized foreign currency translation	—	—	—	2.4

Organic commissions and fees	$305.2	$305.8	$1,174.3	$1,197.4

Organic change in commissions and fees	-0.2%		-1.9%

Supplemental Commissions
Supplemental commissions as reported	$12.1	$11.4	$60.8	$37.4
Less supplemental commissions from acquisitions	(0.9)	—	(5.7)	—
Timing items, net (note 8)	—	(0.1)	(14.7)	1.4

Organic supplemental commissions	$11.2	$11.3	$40.4	$38.8

Organic change in supplemental commissions	-0.9%		4.1%

Contingent Commissions
Contingent commissions as reported	$3.1	$2.0	$36.8	$27.6
Less contingent commissions from acquisitions	(0.4)	—	(6.0)	—

Organic contingent commissions	$2.7	$2.0	$30.8	$27.6

Organic change in contingent commissions	35.0%		11.6%

Combination Calculations
Organic change in commissions and fees and supplemental commissions	-0.2%		-1.7%

Organic change in commissions and fees, supplemental commissions and contingent commissions	0.0%		-1.5%

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Brokerage Segment Fourth Quarter Highlights (continued)

•	The following is a summary of brokerage acquisition activity for 2010 and 2009:

	4th Q 10	4th Q 09	Year 10	Year 09
Shares issued for acquisitions and earnouts	1,937,000	632,000	4,148,000	5,578,000
Number of acquisitions closed	6	4	18	15
Annualized revenues acquired (in millions)	$38.4	$14.8	$95.1	$98.5

•

Fourth quarter compensation expense ratio shown on page 8 was 1.1 pts lower than the same period in 2009. The ratio was primarily impacted by decreased workforce charges of 0.8 pts and employee benefit costs of 0.7 pts partially offset by increased incentive compensation costs of 0.8 pts.

•

Fourth quarter operating expense ratio shown on page 8 was 2.5 pts lower than the same period in 2009. The ratio was primarily impacted by decreases in rent and lease termination costs of 0.6 pts, litigation charges of 0.5 pts, bad debt expense of 0.6 pts and office expenses of 0.4 pts.

•

Fourth quarter 2010 change in estimated acquisition earnout payables includes income of $1.2 million related to net downward adjustments made for two 2009 acquisitions as a result of revised earnout projections.

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 EBITDAC and 2010 Adjusted EBITDAC to the same periods in 2009 (in millions):

	4th Q 10	4th Q 09	Year 10	Year 09
Total EBITDAC - see page 9 for computation	$67.8	$52.9	$299.9	$279.5
Gains from books of business sales	(0.6)	(0.5)	(5.9)	(11.6)
Net supplemental commission timing (note 8)	—	—	(14.7)	1.4
Workforce related charges	1.5	4.0	6.3	5.5
Lease termination related charges	—	0.9	0.6	1.4
Litigation settlement	—	1.6	3.5	2.2

Adjusted EBITDAC	$68.7	$58.9	$289.7	$278.4

Adjusted EBITDAC change	16.6%		4.1%

Adjusted EBITDAC margin	20.4%	18.4%	21.9%	22.0%

Risk Management Segment Fourth Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 organic fee revenues with the same periods in 2009 (in millions):

	4th Q 10	4th Q 09	Year 10	Year 09
Domestic and international fees	$124.7	$109.3	$446.7	$437.5
International performance bonus fees	0.4	4.5	9.9	14.2
Adjusting fees related to international natural disasters	3.1	—	3.5	—

Fees as reported	128.2	113.8	460.1	451.7

Less fees from acquisitions	(13.2)	—	(13.2)	—
Levelized foreign currency translation	—	1.0	—	7.4

Organic fees	$115.0	$114.8	$446.9	$459.1

Organic change in fees	0.2%		-2.7%

•

Effective October 1, 2010, Gallagher acquired substantially all of the third-party administrator assets and managed care service operations of GAB Robins North America, Inc. (GAB Robins) for cash of $16.0 million, notes payable of $4.0 million and the assumption of certain claims handling run-off liabilities. Gallagher expects this transaction to generate approximately $50.0 million in revenues, annually.

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Risk Management Segment Fourth Quarter Highlights (continued)

•

Fourth quarter compensation expense ratio shown on page 8 was 2.2 pts lower than the same period in 2009. The ratio was primarily impacted by decreased workforce charges of 2.8 pts and the impact of reduced headcount of 2.0 pts, partially offset by GAB Robins integration costs of 2.0 pts and increased temporary staff costs of 0.4 pts.

•

Fourth quarter operating expense ratio shown on page 8 was 1.7 pts lower than the same period in 2009 primarily due to decreased professional fees of 2.5 pts, due to the litigation settlement, and decreased lease termination costs of 0.6 pts, partially offset by GAB Robins integration costs of 0.6 pts.

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 EBITDAC and 2010 Adjusted EBITDAC to the same periods in 2009 (in millions):

	4th Q 10	4th Q 09	Year 10	Year 09
Total EBITDAC - see page 9 for computation	$15.9	$9.7	$65.0	$61.0

Workforce related charges	0.2	6.2	0.5	6.5
Litigation settlement	—	—	2.8	—
Lease termination related charges	—	0.7	0.1	1.3
GAB Robins integration costs	3.5	—	3.6	—

Adjusted EBITDAC	$19.6	$16.6	$72.0	$68.8

Adjusted EBITDAC change	18.1%		4.7%

Adjusted EBITDAC margin	15.2%	14.5%	15.6%	15.2%

Corporate Segment Fourth Quarter Highlights

The following provides non-GAAP information that management believes is helpful when comparing 2010 operating results for the Corporate Segment with the same periods in 2009 (in millions):

	2010			2009
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)

4th Quarter
Interest and banking costs	$(9.4)	$3.8	$(5.6)	$(7.8)	$3.1	$(4.7)
Clean-energy ventures	(2.3)	0.6	(1.7)	(3.3)	1.5	(1.8)
Acquisition costs	(0.2)	—	(0.2)	—	—	—
State sales tax matter	—	—	—	3.6	(1.4)	2.2
Corporate	(5.5)	1.7	(3.8)	(0.9)	(2.0)	(2.9)
Legacy investments	(16.2)	35.5	19.3	—	—	—

	$(33.6)	$41.6	$8.0	$(8.4)	$1.2	$(7.2)

Year
Interest and banking costs	$(36.4)	$14.6	$(21.8)	$(29.5)	$11.8	$(17.7)
Clean-energy ventures	(6.9)	14.4	7.5	(8.3)	3.5	(4.8)
Acquisition costs	(2.9)	1.0	(1.9)	(0.5)	0.2	(0.3)
State sales tax matter	—	—	—	3.6	(1.4)	2.2
Corporate	(9.2)	2.7	(6.5)	(5.7)	1.1	(4.6)
Legacy investments	(16.4)	35.6	19.2	0.6	3.3	3.9

	$(71.8)	$68.3	$(3.5)	$(39.8)	$18.5	$(21.3)

•

Debt, interest and banking – Gallagher has $550.0 million of long-term borrowings outstanding under two private placement agreements, which is due and payable in various amounts in 2014 through 2019. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were no borrowings outstanding under Gallagher’s line of credit facility at December 31, 2010. Gallagher is currently in the process of securing another $125.0 million of long-term debt to fund acquisitions, which we expect to close in mid-February 2011.

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Corporate Segment Fourth Quarter Highlights (continued)

•	Clean-energy ventures – Gallagher owns positions in eight commercial clean-coal operations ($20.4 million of net carrying value at December 31, 2010):

•

Gallagher owns approximately 25% of six of these operations. During most of the first nine months of 2010, these six operations produced refined coal under temporary regulatory operating permits. As planned, these operations curtailed most production in fourth quarter 2010 to perform testing routines in connection with applying for permanent regulatory operating permits. In January 2011, one of the six operations received its permanent regulatory operating permit. Gallagher cannot predict when the permanent operating permits will be issued for the remaining five operations. If these six operations receive permanent permits and operate at historical levels, they could generate up to $4.0 to $6.0 million of quarterly net earnings through 2019.

•

In addition, Gallagher owns 90% of the other two operations, which as planned, did not produce refined coal in fourth quarter while Gallagher was seeking operating sites and potential co-investors for these operations. Gallagher is currently in negotiations for these two operations. Although Gallagher expects to have them in production by third or fourth quarter of 2011, Gallagher cannot predict with certainty when the negotiations will be complete, when sites will be secured or when permanent operating permits will be issued. If these two operations are running at planned levels, they could generate up to $3.0 to $5.0 million of quarterly net earnings through 2019.

•	Acquisition costs – Professional fees and other due diligence costs related to acquisitions.

•

Corporate – During fourth quarter 2010, Gallagher incurred $2.7 million of costs related to a company-wide award and sales meeting for its production staff and field management, which management views as a one-time event. The remaining amounts in both 2010 and 2009 consist of banking and debt fees, and overhead allocations mostly related to corporate staff compensation.

•	Legacy investments – During fourth quarter 2010, Gallagher substantially completed the wind-down of its legacy investment portfolio as follows:

•	The IRS completed its examination of Gallagher’s 2007 and 2008 tax years and Gallagher recognized $29.3 million of net earnings related to income tax positions taken in prior years.

•

Gallagher recognized an $8.0 million non-cash pretax impairment charge in connection with its biomass pipeline investment, pursuant to ASC Subtopic 323-10. As a result of the charge, the carrying value of Gallagher’s minority interest position was reduced to $0.4 million.

•	Gallagher donated all of its holdings in a private-equity fund, valued at $5.6 million on the donation date, plus $2.5 million in cash to the Arthur J. Gallagher charitable foundation.

Income Taxes – Continuing Operations

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments. Gallagher’s consolidated effective tax rate for the year ended December 31, 2010 and 2009 was 19.6% and 36.9%, respectively. The following provides a reconciliation of the expected federal and state statutory tax amounts to the provision (benefit) for income taxes as reported in continuing operations for 2010 and 2009:

	4th Q 10	4th Q 09	Year 10	Year 09
Federal and state tax expense using statutory rates	$9.7	$12.1	$76.5	$84.3

Recognition of previously unrecognized tax benefits related to the resolution of Federal and state income tax examinations and the expiration of various statutes of limitations	(30.6)	(2.2)	(30.7)	(3.6)
Alternative energy tax credits	—	—	(11.8)	—
Foreign dividends and other permanent items, net of foreign tax credits	0.5	0.3	3.9	2.0
Other, net	0.2	0.8	1.8	(4.7)

Provision (benefit) for income taxes as reported	$(20.2)	$11.0	$39.7	$78.0

Discontinued Operations

Due to the IRS completing its examination of Gallagher’s 2007 and 2008 tax years in fourth quarter 2010, Gallagher recognized $8.5 million of previously unrecognized tax benefits in its provision for income taxes related to discontinued operations.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, February 2, 2011 at 9:00 a.m. ET/8:00 a.m. CT to discuss its financial results for the quarter ended December 31, 2010. To listen to the call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

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About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 16 countries and does business in more than 110 countries around the world through a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding future income and tax credits generated by Gallagher’s clean-energy operations, statements regarding the future revenue and earnings impact of acquisitions and statements regarding anticipated future results or performance of any segment or the Company as a whole. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are based on Gallagher’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ from those in the forward-looking statements include: changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; integration risks related to acquisitions; changes in Gallagher’s accounting estimates and assumptions; uncertainties related to Gallagher’s IRC Section 45 investments, including receipt by Gallagher’s utility partners of long-term permits to operate facilities; Gallagher’s ability to find operating sites and co-investors for its non-operating clean-energy facilities; other regulatory uncertainties such as potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45; uncertainties surrounding utilities’ future use of coal to generate electricity; operational risks at Gallagher’s IRC Section 45 operations; business risks relating to Gallagher’s co-investors and partners; intellectual property risks; environmental risks; and the other factors that are described in Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including in the section entitled “Risk Factors” in Item 1A.

Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments and organic change in commission, fee and supplemental commission revenues. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in the press release in order to conform them to the current year presentation.

Earnings Measures. Gallagher believes that each of EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, Adjusted EBITDAC margin and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments are meant to reflect the true operating performance of Gallagher’s business; consequently, they exclude items that could be considered “non-operating” or “non-core” in nature.

•	EBITDAC – Gallagher defines this measure as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin – Gallagher defines this measure as EBITDAC divided by total revenues.

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•

Adjusted EBITDAC – Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, litigation settlement amounts and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2010 foreign exchange rates to the same periods in 2009.

•

Adjusted EBITDAC margin – Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts.

•

Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments – Gallagher defines this measure as earnings from continuing operations adjusted to exclude the after-tax impact of gains realized from sales of books of business, workforce related charges, lease termination related charges, litigation settlement amounts and the change in estimated acquisition earnout payables, divided by diluted weighted average shares outstanding.

Organic Revenues. Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2010 foreign exchange rates to the same periods in 2009.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2011 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measure. This press release includes tabular reconciliations to the most comparable GAAP measures for EBITDAC (on page 9); for Adjusted EBITDAC and Adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments); for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on page 1); and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share, percentage and workforce data)

	4th Q Ended Dec 31, 2010	4th Q Ended Dec 31, 2009	Year Ended Dec 31, 2010	Year Ended Dec 31, 2009
BROKERAGE SEGMENT
Commissions	$244.2	$228.2	$957.3	$912.9
Fees	76.7	77.6	274.9	282.1
Supplemental and contingent commissions (8)	15.2	13.4	97.6	65.0
Investment income	1.2	1.1	4.9	4.6
Gains realized on books of business sales and other	0.6	0.5	5.9	11.6

Revenues	337.9	320.8	1,340.6	1,276.2

Compensation	213.9	206.6	817.1	778.7
Operating	56.2	61.3	223.6	218.0
Depreciation	4.9	4.7	19.5	18.8
Amortization	15.2	14.5	59.8	54.3
Change in estimated acquisition earnout payables	0.3	1.5	(2.6)	4.1

Expenses	290.5	288.6	1,117.4	1,073.9

Earnings from continuing operations before income taxes	47.4	32.2	223.2	202.3
Provision for income taxes	17.0	11.0	87.7	78.6

Earnings from continuing operations	$30.4	$21.2	$135.5	$123.7

Diluted earnings from continuing operations per share	$0.28	$0.21	$1.29	$1.23
Growth - revenues	5%	6%	5%	7%
Organic growth (decline) in commissions, fees and supplemental commissions (1)	0%	0%	-2%	-2%
Compensation expense ratio (4)	63%	64%	61%	61%
Operating expense ratio (5)	17%	19%	17%	17%
Pretax profit margin (6)	14%	10%	17%	16%
EBITDAC margin (3)	20%	16%	22%	22%
Effective tax rate	36%	34%	39%	39%
Workforce at end of period (includes acquisitions)			6,275	5,890

RISK MANAGEMENT SEGMENT

Fees	$128.2	$113.8	$460.1	$451.7
Investment income	0.6	0.4	2.0	1.5

Revenues	128.8	114.2	462.1	453.2

Compensation	81.1	74.4	288.0	282.3
Operating	31.8	30.1	109.1	109.9
Depreciation	3.3	2.9	12.4	11.7
Amortization	0.6	0.2	1.0	0.7

Expenses	116.8	107.6	410.5	404.6

Earnings from continuing operations before income taxes	12.0	6.6	51.6	48.6
Provision for income taxes	4.4	1.2	20.3	17.9

Earnings from continuing operations	$7.6	$5.4	$31.3	$30.7

Diluted earnings from continuing operations per share	$0.07	$0.05	$0.30	$0.30
Growth (decline) - revenues	13%	-1%	2%	-3%
Organic growth (decline) in fees (1)	0%	-4%	-3%	-1%
Compensation expense ratio (4)	63%	65%	62%	62%
Operating expense ratio (5)	25%	26%	24%	24%
Pretax profit margin (6)	9%	6%	11%	11%
EBITDAC margin (3)	12%	8%	14%	13%
Effective tax rate	37%	18%	39%	37%
Workforce at end of period			4,227	3,741

CORPORATE SEGMENT

Revenues from consolidated clean coal facilities	$—	$—	$62.7	$—
Royalty income from clean coal licenses	0.7	—	3.2	0.4
Income from unconsolidated clean coal facilities	(1.2)	0.1	(0.3)	0.1
Other net revenues (loss)	(7.1)	—	(4.1)	(0.6)

Revenues	(7.6)	0.1	61.5	(0.1)

Cost of revenues from consolidated clean coal facilities	—	—	64.0	—
Compensation	4.0	2.8	12.4	7.7
Operating	13.2	1.8	21.9	7.0
Operating - state tax matters	—	(3.6)	—	(3.6)
Interest	8.7	7.4	34.6	28.5
Depreciation	0.1	0.1	0.4	0.1

Expenses	26.0	8.5	133.3	39.7

Loss from continuing operations before income taxes	(33.6)	(8.4)	(71.8)	(39.8)
Benefit for income taxes	(41.6)	(1.2)	(68.3)	(18.5)

Earnings (loss) from continuing operations	$8.0	$(7.2)	$(3.5)	$(21.3)

Diluted earnings (loss) from continuing operations per share	$0.08	$(0.07)	$(0.03)	$(0.21)

See notes to fourth quarter 2010 earnings release and non-GAAP financial measures on page 10 of 11.

(8 of 11)

Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except share and per share data)

TOTAL COMPANY	4th Q Ended Dec 31, 2010	4th Q Ended Dec 31, 2009	Year Ended Dec 31, 2010	Year Ended Dec 31, 2009

Commissions	$244.2	$228.2	$957.3	$912.9
Fees	204.9	191.4	735.0	733.8
Supplemental and contingent commissions	15.2	13.4	97.6	65.0
Investment income	1.8	1.5	6.9	6.1
Gains realized on books of business sales and other	0.6	0.5	5.9	11.6
Revenues from clean coal activities	(0.5)	0.1	65.6	0.5
Other net revenues (loss) - Corporate	(7.1)	—	(4.1)	(0.6)

Revenues	459.1	435.1	1,864.2	1,729.3

Compensation	299.0	283.8	1,117.5	1,068.7
Operating	101.2	89.6	354.6	331.3
Cost of revenues from clean coal activities	—	—	64.0	—
Interest	8.7	7.4	34.6	28.5
Depreciation	8.3	7.7	32.3	30.6
Amortization	15.8	14.7	60.8	55.0
Change in estimated acquisition earnout payables	0.3	1.5	(2.6)	4.1

Expenses	433.3	404.7	1,661.2	1,518.2

Earnings from continuing operations before income taxes	25.8	30.4	203.0	211.1
Provision (benefit) for income taxes	(20.2)	11.0	39.7	78.0

Earnings from continuing operations	46.0	19.4	163.3	133.1

Earnings (loss) on discontinued operations, net of income taxes	8.7	(2.6)	10.8	(4.5)

Net earnings	$54.7	$16.8	$174.1	$128.6

Diluted earnings from continuing operations per share	$0.43	$0.19	$1.56	$1.32
Diluted earnings (loss) on discontinued operations per share	0.08	(0.03)	0.10	(0.04)

Diluted net earnings per share	$0.51	$0.16	$1.66	$1.28

Dividends declared per share	$0.32	$0.32	$1.28	$1.28

Arthur J. Gallagher & Co.

EBITDAC (2)

(Unaudited - in millions)

	4th Q Ended Dec 31, 2010	4th Q Ended Dec 31, 2009	Year Ended Dec 31, 2010	Year Ended Dec 31, 2009

BROKERAGE SEGMENT

Earnings from continuing operations	$30.4	$21.2	$135.5	$123.7
Provision for income taxes	17.0	11.0	87.7	78.6
Depreciation	4.9	4.7	19.5	18.8
Amortization	15.2	14.5	59.8	54.3
Change in estimated acquisition earnout payables	0.3	1.5	(2.6)	4.1

Brokerage EBITDAC	$67.8	$52.9	$299.9	$279.5

RISK MANAGEMENT SEGMENT

Earnings from continuing operations	$7.6	$5.4	$31.3	$30.7
Provision for income taxes	4.4	1.2	20.3	17.9
Depreciation	3.3	2.9	12.4	11.7
Amortization	0.6	0.2	1.0	0.7

Risk Management EBITDAC	$15.9	$9.7	$65.0	$61.0

CORPORATE SEGMENT

Earnings (loss) from continuing operations	$8.0	$(7.2)	$(3.5)	$(21.3)
Benefit for income taxes	(41.6)	(1.2)	(68.3)	(18.5)
Interest	8.7	7.4	34.6	28.5
Depreciation	0.1	0.1	0.4	0.1

Corporate EBITDAC	$(24.8)	$(0.9)	$(36.8)	$(11.2)

TOTAL COMPANY

Net earnings	$54.7	$16.8	$174.1	$128.6
Earnings (loss) on discontinued operations, net of income taxes	(8.7)	2.6	(10.8)	4.5

Earnings from continuing operations	46.0	19.4	163.3	133.1
Provision for income taxes	(20.2)	11.0	39.7	78.0

Earnings from continuing operations before income taxes	25.8	30.4	203.0	211.1
Interest	8.7	7.4	34.6	28.5
Depreciation	8.3	7.7	32.3	30.6
Amortization	15.8	14.7	60.8	55.0
Change in estimated acquisition earnout payables	0.3	1.5	(2.6)	4.1

Total Company EBITDAC	$58.9	$61.7	$328.1	$329.3

See notes to fourth quarter 2010 earnings release and non-GAAP financial measures on page 10 of 11.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2010	Dec 31, 2009

Cash and cash equivalents	$249.8	$205.9
Restricted cash	599.7	522.6
Premiums and fees receivable	750.1	693.7
Other current assets	126.4	117.8

Total current assets	1,726.0	1,540.0

Fixed assets - net	75.8	80.7
Deferred income taxes	245.2	271.1
Other noncurrent assets	181.8	177.8
Goodwill - net	883.7	742.3
Amortizable intangible assets - net	483.5	438.4

Total assets	$3,596.0	$3,250.3

Premiums payable to insurance and reinsurance companies	$1,250.3	$1,166.5
Accrued compensation and other accrued liabilities	226.5	214.7
Unearned fees	60.5	41.5
Other current liabilities	40.0	51.7
Corporate related borrowings - current	—	—

Total current liabilities	1,577.3	1,474.4

Corporate related borrowings - noncurrent	550.0	550.0
Other noncurrent liabilities	362.0	333.0

Total liabilities	2,489.3	2,357.4

Stockholders’ equity:
Common stock - issued and outstanding	108.4	102.5
Capital in excess of par value	507.8	349.1
Retained earnings	488.3	450.3
Accumulated other comprehensive loss	2.2	(9.0)

Total stockholders’ equity	1,106.7	892.9

Total liabilities and stockholders’ equity	$3,596.0	$3,250.3

OTHER INFORMATION	4th Q Ended Dec 31, 2010	4th Q Ended Dec 31, 2009	Year Ended Dec 31, 2010	Year Ended Dec 31, 2009

Basic weighted average shares outstanding (000s)	106,642	102,018	104,812	100,500
Diluted weighted average shares outstanding (000s)	107,327	102,213	105,099	100,625
Common shares repurchased (000s)	7	10	32	45
Common shares issued for acquisitions and earnouts (000s)	1,937	632	4,148	5,578
Number of acquisitions closed	7	4	19	15
Annualized revenues acquired (in millions)	$88.4	$14.8	$145.1	$98.5
Annualized return on beginning stockholders’ equity (7)			20%	17%
Workforce at end of period (includes acquisitions)			10,736	9,840
Book value per share (at end of period)			$10.21	$8.71

Notes to Fourth Quarter 2010 Earnings Release

Non-GAAP Financial Measures (See “Information Regarding Non-GAAP Measures” on page 6 of 11 above)

(1)	Organic growth (decline) in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period over period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2010 foreign exchange rates to the same periods in 2009.

(2)	EBITDAC represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.

(3)	Represents EBITDAC divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.

(5)	Represents operating expenses divided by total revenues.

(6)	Represents pretax earnings divided by total revenues.

(7)	Represents annualized year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(8)	Reported supplemental and contingent commission revenues recognized in 2010, 2009 and 2008 by quarter are shown in the table below. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table below include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation should not occur again in 2011 and later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow it to recognize revenues in a similar manner in future quarters. Gallagher expects to recognize a total of approximately $9.0 million to $11.0 million of supplemental commission revenues in each quarter of 2011, assuming that the current market conditions continue in those future quarters.

(10 of 11)

Notes to Fourth Quarter 2010 Earnings Release (continued)

(8)	(Continued) To assist in comparing 2010 to 2009, the supplemental commission timing line in the tables on pages 2 of 11 and 3 of 11 of this earnings release adjusts the 2009 revenue and EBITDAC amounts as if Gallagher had been receiving the information from the carriers and recognizing the quarterly supplemental commissions in 2009 on the same basis as it is in 2010. In order to estimate the quarterly information for 2009 and 2008 as if it would have been reported by the carriers, Gallagher allocated the annual amounts received from the carriers after the contract period to each quarter in the annual period on a straight-line pro rata basis. The adjusted supplemental commission amounts for 2009 and 2008 would change if different allocation methods were used. The adjustments made to the reported supplemental commissions are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

2009
Reported supplemental commissions	$15.7	$5.8	$4.5	$11.4	$37.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(8.2)	4.4	5.3	(0.1)	1.4

Adjusted supplemental commissions	7.5	10.2	9.8	11.3	38.8
Reported contingent commissions	13.8	6.0	5.8	2.0	27.6

Adjusted supplemental and reported contingent commissions	$21.3	$16.2	$15.6	$13.3	$66.4

2008
Reported supplemental commissions	$6.4	$3.3	$5.1	$5.6	$20.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(1.6)	3.0	2.4	2.3	6.1

Adjusted supplemental commissions	4.8	6.3	7.5	7.9	26.5
Reported contingent commissions	11.5	5.0	7.2	1.6	25.3

Adjusted supplemental and reported contingent commissions	$16.3	$11.3	$14.7	$9.5	$51.8

Contact: Marsha Akin

Investor Relations - 630-285-3501

marsha_akin@ajg.com

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